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                                                                    EXHIBIT 23.5



                [LETTERHEAD OF INTERNATIONAL DATA CORPORATION]



                                        September 25, 1998



To:  Jack Hidary
     EarthWeb, Inc.


The undersigned hereby consents to the references to the undersigned included in the Registration Statement on Form S-1 of EarthWeb, Inc. and any amendment thereto.


                                        /s/ Michael Sullivan-Trainor
                                        ----------------------------
                                        By: Michael Sullivan-Trainor
                                        Title: Vice President
                                               Internet